EXHIBIT 10.1

COMMON STOCK PURCHASE AGREEMENT

    This COMMON STOCK PURCHASE AGREEMENT (this "Agreement”) is made and entered into as of January 5, 2011 (the “Effective Date”), by and between GERON CORPORATION, a Delaware corporation having its principal place of business at 230 Constitution Drive, Menlo Park, California 94025 (“Geron”), and ANGIOCHEM, INC., a corporation organized and existing under the laws of Canada and having its principal place of business at 201 President-Kennedy Ave., Suite PK-R220, Montreal, Quebec, H2X 3Y7 Canada (“Angiochem”).

A.	Geron and Angiochem have entered into an Exclusive License Agreement, dated December 6, 2010 (the “License Agreement”), under which Angiochem licensed to Geron, on an exclusive basis, certain intellectual property rights controlled by Angiochem in the Field (as such term is defined in the License Agreement).

B.	Geron has agreed to issue to Angiochem, as partial consideration for the license rights contemplated by Article 2 of the License Agreement, 5,261,144 shares of Geron’s Common Stock (the “Shares”) pursuant to and in accordance with the terms and conditions hereof.

THE PARTIES AGREE AS FOLLOWS:

1.	ISSUANCE OF SHARES.

	1.1	Subject to the terms and the conditions hereof, as partial consideration for the license rights granted by Angiochem to Geron described in Article 2 of the License Agreement, at the Closing (as defined in Section 2.1 hereof), Geron will issue and deliver to Angiochem a certificate for the Shares. Upon issuance of the Shares in accordance with Section 2 herein, Geron represents and warrants that the Shares shall be duly authorized and validly issued and represent fully paid shares of Geron’s Common Stock.

2.	CLOSING; DELIVERY.

	2.1	The consummation of the transaction contemplated by this Agreement (the “Closing”) shall be held on the Effective Date at such time and place as is mutually agreed upon between the parties. On the Effective Date, Geron shall issue the Shares to Angiochem, and as soon as reasonably practicable following the Effective Date but no later than the close of business New York time three (3) business days following the Effective Date, Geron shall deliver to Angiochem a certificate representing the Shares issued in the name of Angiochem, Inc. and dated as of the Effective Date.

	2.2	Geron’s obligations to issue the Shares at the Closing shall be subject to the following conditions, which may be waived by Geron:

		2.2.1	the covenants and obligations that Angiochem is required to perform or to comply with pursuant to this Agreement, at or prior to the Closing, must have been duly performed and complied with in all material respects; and

	2.2.2	the representations and warranties made by Angiochem herein shall be true and correct in all material respects as of the Effective Date.

2.3	Angiochem’s obligation to accept the Shares at the Closing shall be subject to the following conditions, any one or more of which may be waived by Angiochem:

	2.3.1	the covenants and obligations that Geron is required to perform or to comply with pursuant to this Agreement, at or prior to the Closing, must have been duly performed and complied with in all material respects;

	2.3.2	Geron shall have available under its Certificate of Incorporation sufficient authorized shares of Common Stock to issue the Shares to Angiochem; and

	2.3.3	the representations and warranties made by Geron herein shall be true and correct in all material respects as of the Effective Date.

3.	RESTRICTIONS ON RESALE OF SHARES.

	3.1	Legends. Angiochem understands and acknowledges that the Shares are not registered under the Securities Act of 1933, as amended (the “Act”), and that under the Act, and other applicable laws, Angiochem may be required to hold such Shares for an indefinite period of time. Each stock certificate representing the Shares shall bear the following legends:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). ANY TRANSFER OF SUCH SECURITIES SHALL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR, IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO GERON, SUCH REGISTRATION IS UNNECESSARY FOR SUCH TRANSFER TO COMPLY WITH THE ACT. THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS OF THE COMMON STOCK PURCHASE AGREEMENT BY AND BETWEEN GERON AND ANGIOCHEM, DATED AS OF JANUARY 5, 2011 (THE “COMMON STOCK PURCHASE AGREEMENT”). A COPY OF THE COMMON STOCK PURCHASE AGREEMENT CAN BE OBTAINED FROM THE SECRETARY OF GERON.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AGREEMENT BY THE REGISTERED HOLDER HEREOF NOT TO SELL SUCH SHARES UNTIL THE LATER OF (A) THE DATE THE REGISTRATION STATEMENT COVERING THE RESALE OF THE SHARES UNDER THE ACT IS DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION, AND (B) THE DATE OF EXPIRATION OF THE “LOCK-UP PERIOD”, AS SUCH TERM IS DEFINED BY THE COMMON STOCK PURCHASE AGREEMENT.”

	3.2	Angiochem Lock-Up Period. For a period commencing upon the Effective Date and extending until the later of (a) the date on which the Registration Statement (as defined in Section 4.1 below) is declared effective by the Securities and Exchange Commission (the “Commission”) and (b) the date of expiration of the Lock-Up Period (as defined below) (the period of time referenced in (a) or (b) is referred to herein as the “Angiochem Lock-Up Period”), Angiochem shall not, directly or indirectly, without the prior written consent of Geron, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any of the Shares, (ii) enter into any swap, hedge or other agreement or arrangement that transfers in whole or in part, the economic risk of ownership of any of the Shares, or (iii) engage in any short selling of any Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, except after expiration of the Lock-Up Period and then only as otherwise permitted by the terms of this Agreement. Following the termination of the Angiochem Lock-Up Period, Angiochem agrees that any disposition of the Shares by Angiochem shall be conducted, if disposed of under the Registration Statement, in accordance with the plan of distribution set forth on Exhibit A hereto and included in the Registration Statement, or in a transaction exempt from registration under the Act, e.g. in compliance with Rule 144, or another available exemption under the Act. The term “Lock-Up Period”, as used in this Agreement, shall have the meaning ascribed to it in Section 4(k) of that certain Underwriting Agreement dated on or about December 7, 2010, among Geron and the underwriters named therein, as filed as Exhibit 1.1. to the Company’s Current Report on Form 8-K filed on or about December 7, 2010, including, for purposes of clarity, the extension referenced in the last sentence of Section 4(k).

3.3	Limits on Sales. After expiration of the Angiochem Lock-Up Period. Angiochem may, subject to the Registration Statement being declared effective or, if applicable, in compliance with Rule 144 or another available exemption under the Act, dispose of the Shares through the use of a Market Maker (as defined below) in Geron’s Common Stock, subject to the following limitations:

	3.3.1	Angiochem may dispose of only that number of Shares, in any thirty (30)-day period, equal to the greater of (a) 500,000 Shares, or (b) the number of Shares equal to ten percent (10%) of Geron’s 10-day reported average trailing daily trading volume as of the date of sale (the “Volume Limitation”); provided, however, notwithstanding the foregoing Volume Limitation, Angiochem may dispose of Shares in excess of the Volume Limitation specified above, if the sale pursuant to which the Volume Limitation would be exceeded is made in accordance with the following conditions: (1) the bid price of Geron’s Common Stock is above the opening day ask price as quoted on the NASDAQ Global Select Market, or if at the time of sale by Angiochem the Common Stock is not traded on the NASDAQ Global Select Market, any other market on which the Common Stock is then traded and (2) the sale of such Shares is at a price per share in excess of the price per share at which the immediately preceding trade was effected as reported on the NASDAQ Global Select Market or, if at the time of sale by Angiochem the Common Stock is not traded on the NASDAQ Global Select Market, any other market on which the Common Stock is then traded.

3.4	Exceptions for Certain Block Trades. Notwithstanding the provisions of Section 3.3.1 above, after expiration of the Angiochem Lock-up Period, Angiochem may, through the use of a Market Maker, enter into a block trade to dispose of a number of Shares in excess of the Volume Limitation; provided, that (i) Angiochem has provided at least two (2) days advance notice to Geron specifying the proposed anticipated date or dates of such block trade, the number of Shares to be sold in the block trade and any stop or limit per share prices in such block trade, and (ii) Geron consents in writing to such block trade, which consent shall not be unreasonably withheld, conditioned or delayed.

	3.5	Market Maker. For purposes of this Section 3, the term “Market Maker”, as used herein, means a professional securities dealer, bank or firm that is registered with the Financial Industry Regulatory Authority, Inc. who maintains a consistent inventory of Geron’s Common Stock and stands ready to buy and sell Geron’s Common Stock at the quoted price to maintain an orderly market.

	3.6	Removal of Legends. Subject to the terms and conditions of this Agreement, including this Section 3.6, any legend endorsed on a certificate evidencing the Shares shall be removed upon written request by Angiochem. Geron shall make commercially reasonable efforts to issue, or to cause its transfer agent to issue, as soon as practicable but in any event within three (3) trading days after receipt of such request from Angiochem, a certificate without such legend to the holder of such Shares, if such Shares; (i) are being sold pursuant to an effective registration statement under the Act or pursuant to Rule 144 promulgated thereunder or another available exemption from registration under the Act, and the purchaser thereof may immediately resell such Shares without restriction and without registration, and (ii) the Angiochem Lock-Up Period has expired; provided, however, that in the case of a sale pursuant to Rule 144 or another available exemption from registration under the Act, such holder of the Shares provides such information as is reasonably requested by Geron to ensure that such Shares may be sold in reliance on Rule 144 or such other available exemption from registration under the Act.

	3.7	Further Limitations. Geron shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or applicable securities laws; or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred in violation of any of the provisions of this Agreement or applicable securities laws.

	3.8	Subject to Section 3.3.1 and Section 3.4, after expiration of the Angiochem Lock- Up Period, Angiochem is not required to hold the Shares for a minimum term and reserves the right to dispose of the Shares pursuant to the Registration Statement or in accordance with Rule 144 or another available exemption from registration under the Act.

4.	REGISTRATION RIGHTS.

	4.1	Geron shall use commercially reasonable efforts to file with the Commission as soon as practicable, but in no event later than five (5) business days following the Effective Date, a registration statement on Form S-3 (or, if Form S-3 is not then available, on such form of registration statement as is then available to effect a registration of the Shares, each such registration statement being (the “Registration Statement”)) covering the resale of the Shares under the Act by Angiochem. In no event shall Geron or any of its securityholders (other than Angiochem) include any securities other than the Shares in the Registration Statement without the prior written consent of Angiochem. Geron shall use commercially reasonable efforts to cause to the Registration Statement required to be filed pursuant to this Section 4.1 to become effective as soon as reasonably practicable. Geron shall respond promptly to any and all comments made by the staff of the Commission to any Registration Statement required to be filed under this Agreement, and shall submit to the Commission, promptly, and in any event before the close of business on the business day immediately following Geron’s receipt of notice (either by telephone or in writing) that no review of such Registration will be made by the Commission or that the staff of the Commission has no further comments on such Registration Statement, as the case may be a request for acceleration of the effectiveness of such Registration Statement to a date and time as soon as practicable. Geron will notify Angiochem of the effectiveness of the Registration Statement as soon as practicable but in no event later than one (1) business day after receiving notice from the Commission declaring the Registration Statement effective.

4.2	Geron will make commercially reasonable efforts to prepare, file and maintain the effectiveness of the Registration Statement and any amendment, supplement or post-effective amendment thereto filed or required to be filed under the Act or this Section 4 until the earliest of (i) the date that none of the Shares covered by such Registration Statement are issued and outstanding, (ii) the date that all of the Shares have been sold pursuant to such Registration Statement, (iii) the date that all Shares have been otherwise transferred to persons who may trade such shares without restriction under the Act, and Geron has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, or (iv) the date all Shares may be sold at any time, without limitation except as otherwise set forth in this Agreement, pursuant to Rule 144 or any similar provision then in effect under the Act in the opinion of counsel to Geron, which counsel shall be reasonably acceptable to Angiochem.

4.3	Geron shall promptly notify Angiochem, at any time when the prospectus included in or relating to the Registration Statement is required to be delivered under the Act, of the happening of any event as a result of which the prospectus contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and, thereafter, Geron will promptly prepare (and, when completed, give notice to Angiochem) a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Shares pursuant to the Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that upon such notification by Geron of the foregoing and instructing Angiochem to cease to offer and sell Shares under the Registration Statement, Angiochem will use commercially reasonable efforts to cease its offer and sale of Shares under the Registration Statement until Geron has notified Angiochem that it has prepared a supplement or amendment to such prospectus and delivered copies of such supplement or amendment to Angiochem (it being understood and agreed by Geron that the foregoing proviso shall in no way diminish or otherwise impair Geron's obligation to promptly prepare a prospectus amendment or supplement as above provided in Section 4.3 hereof).

4.4	Geron, at its expense, shall furnish to Angiochem with respect to the Shares registered under the Registration Statement such reasonable number of copies of the Registration Statement, prospectuses and preliminary prospectuses in conformity with the requirements of the Act and such other documents as Angiochem may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by Angiochem, provided, however, that the obligation of Geron to deliver copies of prospectuses or preliminary prospectuses to Angiochem shall be subject to the receipt by Geron of reasonable assurances from Angiochem that Angiochem will comply with the applicable provisions of the Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses.

4.5	Angiochem shall use commercially reasonable efforts to cooperate with Geron in connection with this Agreement and the Registration Statement, including timely supplying all information reasonably requested by Geron (which shall include all information regarding Angiochem and proposed manner of sale of the Shares required to be disclosed in any Registration Statement) and executing and returning all documents reasonably requested in connection with the registration and sale of the Shares and entering into and performing their obligations under any underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering. Nothing in this Agreement shall obligate Angiochem to consent to be named as an underwriter in any Registration Statement.

4.6	Geron shall promptly notify Angiochem (i)(A) any time when the Registration Statement, the prospectus or any prospectus supplement related thereto or post-effective amendment has been filed, and with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (B) of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation of any proceedings by any person to such effect, and promptly use all commercially reasonable efforts to obtain the release of such suspension, (C) of the receipt by Geron of any notification with respect to the suspension of the qualification of any Shares for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose, (D) when a prospectus relating to the registration of the Shares is required to be delivered under the Act, or (E) of the happening of any event as a result of which the prospectus included, as then in effect, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; and (ii) of any request by the Commission for amendments or supplements to the Registration Statement or prospectus or for additional information. If the notification relates to an event described in Section 4.3, Geron shall in accordance with Section 4.3, promptly prepare and furnish to Angiochem, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading.

	4.7	Geron shall provide a transfer agent and registrar for the Shares registered pursuant to this Agreement and a CUSIP number for all such Shares, in each case not later than the effective date of the Registration Statement, and, at the time of the sale of the Shares pursuant to an effective Registration Statement, use commercially reasonable efforts to cause the transfer agent to remove restrictive legends on the securities covered by such Registration Statement.

	4.8	Geron shall use commercially reasonable efforts to (i) register the Shares covered by any Registration Statement under such other securities or blue sky laws of such jurisdictions in the United States as Angiochem reasonably requests, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) to such registrations as may be necessary to maintain the effectiveness thereof, or (iii) obtain exemption from such other securities or blue sky laws. All fees, disbursements and out-of-pocket expenses and costs incurred by Geron in connection with the preparation and filing of the Registration Statement and any amendment or supplement thereto under this Article 4 and in complying with applicable securities and blue sky laws (including, without limitation, all attorneys' fees of Geron) shall be borne by Geron. Angiochem will bear the cost of all fees and expenses of Angiochem’s counsel.

	4.9	With a view to making available to Angiochem the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the Commission that may at the time permit Angiochem to sell the Shares to the public without registration, Geron covenants and agrees to make commercially reasonable efforts to: (i) make and keep current public information available, as those terms are understood and defined in Rule 144, until the earliest of (A) such date as all of the Shares may be resold without registration or restriction pursuant to Rule 144 or any other rule of similar effect or (B) such date as all of the Shares shall have been resold; (ii) file with the Commission in a timely manner all reports and other documents required of Geron under the Act and under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (iii) furnish to Angiochem so long as Angiochem holds the Shares, promptly upon written request (A) a written statement by Geron that it reasonably believes that it has, at the time of the request, complied with the reporting requirements of Rule 144, the Act, and the Exchange Act, (B) a copy of Geron’s most recent annual or quarterly report and such other reports and documents so filed by Geron, and (C) such other information as may be reasonably requested to permit Angiochem to sell the Shares under Rule 144 without registration.

5.	INDEMNIFICATION.

	5.1	Geron agrees to indemnify and hold harmless Angiochem (and each person, if any, who controls Angiochem within the meaning of Section 15 of the Act, and each officer and director of Angiochem) against any and all losses, claims, damages or liabilities (or actions or proceedings in respect thereof), joint or several, directly or indirectly based upon or arising out of (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein or used in connection with the offering of the Shares, or any exhibit, amendment or supplement thereto or any document incorporated by reference therein, (ii) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the failure of Geron to comply with, or breach of, its representations, warranties, covenants and agreements contained in Sections 4 and 6 hereof, or (iv) any violation or alleged violation by Geron of the Act, the Exchange Act or any other law or regulation relating to the offer or sale of the Shares, including, without limitation, any state securities or blue sky laws; and Geron will reimburse each such indemnified party for any legal or any other expenses reasonably incurred by them in connection with investigating, preparing, pursuing or defending any such loss, claim, damage, liability, action or proceeding, except insofar as any such loss, claim, damage, liability, action, proceeding or expense arises out of or is based upon (A) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, exhibit, amendment, supplement or document filed therewith or incorporated by reference thereto in reliance upon and in conformity with written information furnished to Geron by or on behalf of Angiochem or such other person expressly for use in the preparation thereof, (B) the failure of Angiochem to comply with, or breach of, its representations, warranties, covenants and agreements contained in Sections 4 and 7 hereof or (C) any misstatement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to Angiochem prior to the pertinent sale or sales by Angiochem. Such indemnity shall remain in full force and effect, regardless of any investigation made by such indemnified party and shall survive the transfer of the Shares by Angiochem.

5.2	Angiochem agrees to indemnify and hold harmless Geron (and each person, if any, who controls Geron within the meaning of Section 15 of the Act, each officer and director of Geron) from and against losses, claims, damages or liabilities (or actions or proceedings in respect thereof), joint or several, directly or indirectly based upon or arising out of, (i) any failure of Angiochem to comply with, or breach of, its representations, warranties, covenants and agreements contained in Sections 4 and 7 hereof, (ii) any untrue statement of a material fact contained in the Registration Statement or any omission of a material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement not misleading if such untrue statement or omission was made in reliance upon and in conformity with written information furnished to Geron by or on behalf of Angiochem specifically for use in preparation of the Registration Statement, (iii) any violation or alleged violation of the Act or Exchange Act, or any other law or regulation, relating to any swap, hedge or other agreement or arrangement that transfers in whole or in part, the economic risk of ownership in the Shares, or any short selling of any Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, consummated by, or on behalf of, Angiochem, including, without limitation, any state securities or blue sky law, and (iv) any violation or alleged violation by Angiochem of the Act, or any other law or regulation relating to the offer or sale of the Shares, including, without limitation, any state securities or blue sky law, with respect to information provided by Angiochem for disclosure in the Registration Statement in its capacity as a selling stockholder; provided, however, that Angiochem shall not be liable in any such case for (A) any untrue statement or omission in the Registration Statement, prospectus, or other such document which statement is corrected by Angiochem and delivered to Geron prior to the sale from which such loss occurred, (B) any untrue statement or omission in any prospectus which is corrected by Angiochem in any subsequent prospectus, or supplement or amendment thereto, and delivered to Geron prior to the sale or sales from which a loss or liability arose, or (C) any failure by Geron to fulfill any of its obligations under Section 5.1 hereof.

5.3	Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 5, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 5 (except to the extent that such omission materially and adversely affects the indemnifying party’s ability to defend such action) or from any liability otherwise than under this Section 5. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expense subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make inappropriate, in the reasonable opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect to any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

5.4	If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, claim, damage, liability or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. If, however, the allocation provided in the first sentence of this paragraph is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 5.4 were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 5.4. The amount paid or payable in respect of any claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending such loss, claim, damage or liability. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 5.4 to the contrary, Angiochem shall not be required pursuant to this Section 5.4 to contribute any amount in excess of the net proceeds received by Angiochem from the sale of Shares in the offering to which the loss, claims, damage or liability relates, less the amount of any indemnification payment previously made by such indemnifying party pursuant to this Section 5.

	5.5	The provisions of this Section 5 shall survive the termination of this Agreement.

6.	REPRESENTATIONS AND ACKNOWLEDGEMENTS OF GERON.

Geron hereby represents, warrants, acknowledges and agrees that:

	6.1	Organization, Good Standing and Qualification. Geron is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted. Geron is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on Geron.

	6.2	Authorization. All corporate action on the part of Geron, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of Geron hereunder and the authorization, issuance and delivery of the Shares has been taken or will be taken prior to the Closing, and this Agreement, when executed and delivered will constitute valid and legally binding obligations of Geron, enforceable against Geron in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors’ rights generally, as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

6.3	Valid Issuance of Common Stock. The Shares, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly authorized and issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer set forth in this Agreement and under applicable state and federal securities laws.

6.4	Legal Proceedings and Orders. There is no action, suit, proceeding or investigation pending or threatened against Geron that questions the validity of this Agreement or the License Agreement or the right of Geron to enter into this Agreement or the License Agreement or to consummate the transactions contemplated hereby or thereby. Geron is neither a party nor subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that would affect the ability of Geron to enter into this Agreement or the License Agreement or to consummate the transactions contemplated hereby or thereby.

6.5	S-3 Eligibility. Geron represents and warrants that, as of the date of this Agreement it meets, and, as of the date it files the Registration Statement it will meet, the requirements for the use of Form S-3 for registration of the resale by Angiochem of the Shares, and it will use its commercially reasonable efforts to continue to meet such requirements during the period in which it takes to have the Registration Statement declared effective.

6.6	Consents. Except for filings under federal and applicable state securities laws, NASDAQ Marketplace Rules and Permits (as defined below), all permits, consents, approvals, orders, authorizations of, or declarations to (collectively, "Permits") or filings with any federal, state, local or foreign court, governmental or regulatory authority, or other person (including third party consents) required on the part of Geron in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained or will be obtained prior to the Closing, and will be effective as of the Closing, except for those Permits or filings whose absence either individually or in the aggregate would not have a material adverse effect on Geron.

6.7	No Conflict. The execution, delivery and performance of this Agreement by Geron and the consummation of the transaction contemplated hereby (including, without limitation, the issuance of the Shares) will not (i) result in a violation of Geron’s Amended and Restated Certificate of Incorporation or bylaws; (ii) to the Knowledge of Geron, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment (including, without limitation, the triggering of any anti-dilution provisions), acceleration or cancellation of, any agreement, indenture or instrument to which Geron or any of its subsidiaries is a party; or (iii) to the Knowledge of Geron, result in a material violation of any law, rule, regulation, order, judgment or decree (including the Act, the Exchange Act, and blue sky or state securities laws) applicable to Geron, as the foregoing relate to this transaction. The term “Knowledge of Geron” as used in this Agreement, means and all permutations thereof, means the actual knowledge, after reasonable inquiry, of the following individuals: Thomas Okarma, David Greenwood, David Earp and Olivia Bloom.

	6.8	NASDAQ Global Select Market. Geron’s Common Stock is listed on The NASDAQ Global Select Market, and, to the Knowledge of Geron as of the Effective Date, Geron is not in violation of the listing requirements of The NASDAQ Global Select Market and has received no notice of any proceedings to revoke or suspend such listing. The issuance of the Shares will not contravene any NASDAQ Marketplace Rule. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act. Geron has taken no action designed to terminate the registration of the Common Stock under the Exchange Act or delist its Common Stock from The NASDAQ Global Select Market. Geron has not received any notification that the Commission or the NASDAQ is contemplating terminating such listing or registration. The issuance of the Shares does not require stockholder approval, including, without limitation, as may be required pursuant to the NASDAQ Marketplace Rules. Geron shall comply in all material respects with the requirements of the NASDAQ Global Select Market with respect to the listing of the Shares on the NASDAQ Global Select Market. Prior to the filing of the Registration Statement, and while the Registration Statement is effective for so long as Angiochem holds the Shares, Geron shall use commercially reasonable efforts to continue the listing and trading of its Common Stock on The NASDAQ Global Select Market.

	6.9	Compliance with Securities Laws. Assuming the accuracy of the representations and warranties of Angiochem set forth in Section 7 hereof, the offer and sale by Geron of the Shares are exempt from the registration requirements of the Act.

7.	REPRESENTATIONS AND ACKNOWLEDGMENTS OF ANGIOCHEM.

Angiochem hereby represents, warrants, acknowledges and agrees that:

	7.1	Authorization. All corporate action on the party of Angiochem, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of Angiochem hereunder has been taken or will be taken prior to the Closing, and this Agreement, when executed and delivered will constitute valid and legally binding obligations of Angiochem, enforceable against Angiochem in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors’ rights generally, as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

	7.2	Investment. Angiochem is acquiring the Shares for Angiochem’s own account, and not directly or indirectly for the account of any other person. Angiochem is acquiring the Shares for investment and not with a view to distribution or resale thereof, except in compliance with the Act and any applicable state law regulating such sales. Angiochem understands that it must bear the economic risk of this investment, and that Geron has no present intention of registering the resale of the Shares other than as set forth in this Agreement.

7.3	Access to Information. Angiochem has consulted with its own attorneys, accountants, or advisors as Angiochem has deemed advisable with respect to the investment and has determined its suitability for Angiochem. Angiochem has had the opportunity to ask questions of, and to receive answers from, appropriate executive officers of Geron with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial condition and results of operations of Geron. Angiochem has had access to such financial and other information as is necessary in order for Angiochem to make a fully informed decision as to investment in Geron, and has had the opportunity to obtain any additional information necessary to verify any of such information to which Angiochem has had access. Angiochem acknowledges that neither Geron nor any of its officers, directors, employees, agents, representatives, or advisors have made any representation or warranty other than those specifically expressed herein.

7.4	Business and Financial Expertise. Angiochem further represents and warrants that it is knowledgeable, sophisticated, experienced and has such business or financial expertise as to be able to evaluate its investment in Geron and purchase of the Shares.

7.5	Speculative Investment.

	7.5.1	Angiochem acknowledges that the investment in Geron represented by the Shares is highly speculative in nature and is subject to a high degree of risk of loss in whole or in part; the amount of such investment is within Angiochem’s risk capital means and is not so great in relation to Angiochem’s total financial resources as would jeopardize the financial needs of Angiochem in the event such investment were lost in whole or in part.

	7.5.2	Angiochem represents, warrants and covenants that it has not engaged, and will not engage, either directly or indirectly through an affiliate, agent or representative, in (a) any swap, hedge or other agreement or arrangement that transfers in whole or in part, the economic risk of ownership of any of the Shares, or (b) any short selling of any Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, except in compliance with the Act, the Exchange Act and all applicable securities laws including, without limitation, any state securities or blue sky laws, including, without limitation, any state securities or blue sky laws.

7.6	Unregistered Securities. Angiochem acknowledges that:

	7.6.1	Angiochem must bear the economic risk of investment for an indefinite period of time because the Shares have not been registered under the Act and therefore cannot and will not be sold unless they are subsequently registered under the Act or an exemption from such registration is available. Geron has made no agreements, covenants or undertakings whatsoever to register any of the Shares under the Act, except as provided in Section 4 above. Geron has made no representations, warranties or covenants whatsoever as to whether any exemption from the Act except for the covenants specified in Section 4.9 above, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 under the Act, will become available and any such exemption pursuant to Rule 144, if available at all, will not be available unless: (i) a public trading market then exists in Geron’s common stock, (ii) Geron has complied with the information requirements of Rule 144, and (iii) all other terms and conditions of Rule 144 have been satisfied.

	7.6.2	Transfer of the Shares has not been registered or qualified under any applicable state law regulating securities and, therefore, the Shares cannot and will not be sold unless, if required, they are subsequently registered or qualified under any such state law or an exemption therefrom is available. Except as set forth in Section 4.8 hereof, Geron has made no agreements, covenants or undertakings whatsoever to register or qualify any of the Shares under any such act. Geron has made no representations, warranties or covenants whatsoever as to whether any exemption from any such state law will become available.

	7.6.3	Angiochem hereby certifies that it is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D under the Act.

	7.6.4	Angiochem is not acquiring the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media, broadcast over television or radio, disseminated over the Internet or presented at any seminar at which it was present.

8.	LEGAL AND TAX ADVICE. Angiochem acknowledges that Angiochem has not relied and will not rely upon Geron or Geron’s counsel with respect to any legal or tax consequences related to the ownership, purchase, or disposition of the Shares. Angiochem assumes full responsibility for all such consequences and for the preparation and filing of all tax returns and elections which may or must be filed in connection with the Shares.

9.	NOTICES. Any notice or other communication required or permitted hereunder shall be in writing, shall be delivered personally, by facsimile or by national overnight delivery service, and shall be deemed to have been duly given on the date of delivery if delivered personally or by facsimile, or one day, not including Saturdays, Sundays, or national holidays in the United States or Canada, after sending if sent by national overnight delivery service, and addressed as follows:

To Geron at:	Geron Corporation
230 Constitution Drive
Menlo Park, California 94025
Attention: Sr. Vice President, Business Development
Telephone: (650) 473-7700
Facsimile: (650) 473-7750

With a copy to:	Latham & Watkins LLP
140 Scott Drive
Menlo Park, CA 94025
Attention: Alan C. Mendelson or Mark Roeder
Facsimile: (650) 463-2600

To Angiochem at:	Angiochem, Inc.
201, President-Kennedy Ave., Suite PK-R220
Montreal, Quebec, H2X 3Y7 Canada

With a copy to:	Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
One Financial Center
Boston, MA 02111
Attention: Jeffrey M. Wiesen, Esq.
Facsimile: (617) 542-2241

10.	BINDING EFFECT. This Agreement shall be binding upon the heirs, legal representatives and successors of Geron and Angiochem. Neither party may assign any rights or obligations under this Agreement without the prior written consent of the other party.

11.	GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

12.	INVALID PROVISIONS. In the event that any provision of this Agreement is found to be invalid or otherwise unenforceable by a court or other tribunal of competent jurisdiction, such invalidity or unenforceability shall not be construed as rendering any other provision contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision was not contained herein.

13.	COUNTERPARTS. This Agreement may be executed in any number of identical counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.	AMENDMENTS. This Agreement or any provision hereof may be changed, waived, or terminated only by a statement in writing signed by the party against whom such change, waiver or termination is sought to be enforced.

15.	FUTURE COOPERATION. Each of the parties hereto agrees to cooperate at all times from and after the date hereof with respect to all of the matters described herein, and to execute such further assignments, releases, assumptions, amendments of the Agreement, notifications and other documents as may be reasonably requested for the purpose of giving effect to, or evidencing or giving notice of, the transactions contemplated by this Agreement.

16.	ENTIRE AGREEMENT. This Agreement and the License Agreement constitute the entire agreement of the parties pertaining to the Shares and supersede all prior and contemporaneous agreements, representations, and understandings of the parties with respect thereto.

17.	FEES, COSTS AND EXPENSES. All fees, costs and expenses (including attorneys' fees and expenses) incurred by any party hereto in connection with the preparation, negotiation and execution of this Agreement and the License Agreement and the consummation of the transactions contemplated hereby and thereby (including the costs associated with any filings with, or compliance with any of the requirements of, any governmental authorities), shall be the sole and exclusive responsibility of such party; provided that all fees, costs and expenses in connection with the registration of the Shares in accordance with Section 4 hereof shall be paid by Geron.

18.	"SHARES" DEFINED. The term Shares shall include (i) the Shares and (ii) any shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution (including a stock split or reverse stock split) with respect to, or in exchange for, or in replacement of, the Shares.

19.	PUBLIC STATEMENTS AND RELEASES. In connection with the first public announcement or disclosure of this Agreement or the transactions contemplated hereby, each of the parties to this Agreement agrees that it shall not make, issue, or release any announcement, whether to the public generally, or to any of its suppliers or customers, with respect to this Agreement or the transactions provided for herein, or make any statement or acknowledgment of the existence of, or reveal the status of, this Agreement or the transactions provided for herein, without the prior consent of the other party, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, nothing in this Section 19 shall prevent any party hereto from making such public announcements or filings as it may consider necessary in order to satisfy its legal obligations, or from releasing a public statement mutually acceptable to the parties hereto upon Closing. On or before the fourth (4th) business day following the Effective Date, Geron may, in its discretion, issue a press release and file a current report on Form 8-K with the Commission describing the transactions contemplated by this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Common Stock Purchase Agreement as of the date first above written.

GERON CORPORATION

/s/ David L. Greenwood
By:	David L. Greenwood
Title:	Chief Financial Officer and Executive
Vice President

ANGIOCHEM, INC.

/s/ Jean-Paul Castaigne
By:	Jean-Paul Castaigne, M.D., MBA
Title:	President and Chief Executive Officer

EXHIBIT A

PLAN OF DISTRIBUTION

(TO BE INCLUDED IN REGISTRATION STATEMENT)

    We are registering a total of 5,261,144 shares of our common stock on behalf of the selling stockholder. The selling stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the shares of common stock offered hereby on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. Subject to certain volume limitations on sales and other terms agreed with the selling stockholder, the selling stockholder may use any one or more of the following methods when selling shares:
  sales on the NASDAQ Global Select Market;

  sales in the over-the-counter market;

  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  an exchange distribution in accordance with the rules of the applicable exchange;

  privately negotiated transactions;

  transactions in which broker-dealers agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

  a combination of any such methods of sale; and

  any other method permitted pursuant to applicable law.
    The selling stockholder may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom the broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholder. The selling stockholder and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts.

    The selling stockholder, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. To our knowledge, the selling stockholder has not entered into any agreement with a prospective underwriter and we cannot assure you that any such agreement will be entered into. If the selling stockholder enters into this type of an agreement or agreements, the relevant details will be set forth in a supplement or revision to this prospectus.

    The selling stockholder and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholder or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to the securities for a specified period of time prior to the commencement of the distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

    The selling stockholder also may sell all or a portion of its shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided it meets the criteria and conforms to the requirements of Rule 144.